CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
THE CONTINENTAL CORPORATION:


We consent to the use of our reports, incorporated herein by reference, relating to the consolidated financial statements and related schedules of The Continental Corporation incorporated by reference in or included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and to the reference to our firm under the caption "Experts" in the Prospectus.

Our reports refer to The Continental Corporation and subsidiaries' change in methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," and No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1993. The Continental Corporation and subsidiaries adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 109, "Accounting for Income Taxes," in 1992.

                                        KPMG Peat Marwick




NEW YORK, NEW YORK
May 13, 1994